Exhibit No. 99.14.a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus and Statement of Additional Information constituting part of this Registration Statement on Form N-14, of our report dated May 27, 2008, relating to the financial statements and financial highlights of AFBA 5Star Fund, Inc., which appear in the March 31, 2008 Annual Report to Shareholders.

/s/ Cohen Fund Audit Services, Ltd.
Cohen Fund Audit Services, Ltd.
Westlake, Ohio
June 18, 2008